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                                                                   EXHIBIT 10.7
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                             CLASS E PREFERRED STOCK
                               PURCHASE AGREEMENT


                                 by and between


                          TRANSKARYOTIC THERAPIES, INC.


                                       and


                             MARION MERRELL DOW INC.


                            Dated as of March 1, 1995




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                          TRANSKARYOTIC THERAPIES, INC.

                   CLASS E PREFERRED STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE

      1.    PURCHASE AND SALE OF THE SHARES................................  1
            1.1.  Purchase of Stock........................................  1
            1.2.  Closing..................................................  1

      2.    REPRESENTATIONS AND WARRANTIES BY THE COMPANY..................  2
            2.1.  Organization and Standing of the Company.................  2
            2.2.  Subsidiaries.............................................  2
            2.3.  Capitalization...........................................  2
            2.4.  Financial Information....................................  3
            2.5.  Absence of Undisclosed Liabilities.......................  3
            2.6.  Absence of Certain Changes...............................  4
            2.7.  Taxes....................................................  4
            2.8.  Title to Properties; Liens and Encumbrances..............  5
            2.9.  Intellectual Property Rights.............................  5
            2.10. Government Approvals and Licenses........................  5
            2.11. Contracts................................................  5
            2.12. Directors and Officers...................................  7
            2.13. Litigation...............................................  7
            2.14. Authorization............................................  7
            2.15. Brokers..................................................  7
            2.16. Governmental Consents....................................  7
            2.17. Securities Laws..........................................  8
            2.18. Legal Compliance.........................................  8
            2.19. Insurance................................................  8
            2.20. Nondisclosure Agreement..................................  8
            2.21. Disclosures..............................................  8

      3.    REPRESENTATIONS AND WARRANTIES BY THE PURCHASER................  9
            3.1.  Authority................................................  9
            3.2.  Accredited Investor Status...............................  9
            3.3.  Formation................................................  9
            3.4.  Receipt of Information...................................  9

      4.    SECURITIES LAWS................................................  9
            4.1.  Registration of Securities...............................  9
            4.2.  Financial Matters........................................ 10

                                       (i)


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            4.3.  Transfer Legends and Restrictions........................ 10
            4.4.  Rule 144................................................. 11

      5.    CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT CLOSING........... 11
            5.1.  Representations and Warranties........................... 11
            5.2.  Performance.............................................. 12
            5.3.  Compliance Certificate................................... 12
            5.4.  Registration Rights Agreement............................ 12
            5.5.  Preemptive Rights........................................ 12
            5.6.  Amended and Restated Voting Rights Agreement............. 12
            5.7.  Amended and Restated License Agreement................... 12
            5.8.  License Agreement........................................ 12
            5.9.  Opinion of Company's Counsel............................. 12
            5.10. Termination of Supply Agreement.......................... 12
            5.11. Amended Certificate...................................... 13
            5.12. Blue Sky Matters......................................... 13
            5.13. Corporate Proceedings and Consents....................... 13

      6.    CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING............. 13
            6.1.  Representations and Warranties........................... 13
            6.2.  Proceedings and Documents................................ 13
            6.3.  Performance.............................................. 13
            6.4.  Authorizations........................................... 13

      7.    AFFIRMATIVE COVENANTS.......................................... 13
            7.1.  Standstill Agreement..................................... 14
            7.2.  Quarterly Financial Statements........................... 15
            7.3.  Annual Financial Statements.............................. 15
            7.4.  Other Information........................................ 15
            7.5.  Use of Proceeds.......................................... 16
            7.6.  Insurance................................................ 16
            7.7.  Payment of Taxes......................................... 16
            7.8.  Corporate Existence...................................... 17
            7.9.  Maintenance of Properties................................ 17
            7.10. Reservation of Common Stock.............................. 17
            7.11. SEC Reports.............................................. 17

      8.    MISCELLANEOUS.................................................. 17
            8.1.  Entire Agreement; Successors............................. 17
            8.2.  Notices.................................................. 18
            8.3.  Expenses................................................. 19
            8.4.  Survival of Representations and Warranties............... 19
            8.5.  Amendments; Waivers...................................... 19
            8.6.  Governing Law............................................ 19

                                      (ii)


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            8.7.  Miscellaneous............................................ 19




















                                      (iii)


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                          TRANSKARYOTIC THERAPIES, INC.

                   CLASS E PREFERRED STOCK PURCHASE AGREEMENT



      This Class E Preferred Stock Purchase Agreement (this "AGREEMENT") is made as of the 1st day of March, 1995 by and between Transkaryotic Therapies, Inc., a Delaware corporation (the "COMPANY"), and Marion Merrell Dow Inc., a Delaware corporation (the "PURCHASER").

      WHEREAS, the Purchaser and the Company have entered into a License Agreement dated as of the date hereof; and

      WHEREAS, the Purchaser desires to subscribe for and purchase, and the Company desires to issue and sell, shares of the Company's Class E Preferred Stock, $1.00 par value per share (the "CLASS E PREFERRED STOCK"), subject to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein the parties hereby agree as follows:

      1.    PURCHASE AND SALE OF THE SHARES

      1.1. PURCHASE OF STOCK. On the Closing Date (as defined in Section 1.2 below), subject to the terms and conditions hereof and in reliance upon the warranties, representations and agreements contained herein, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 523,560 shares of Class E Preferred Stock at a price of $19.10 per share (the "Shares"). The powers, designations, preferences, rights and qualifications, limitations and restrictions of the Class E Preferred Stock are as set forth in the Certificate of Amendment of the Amended and Restated Certificate of Incorporation (the "AMENDED CERTIFICATE") attached as EXHIBIT A hereto.

      1.2. CLOSING. The closing of the purchase and sale of the Shares hereunder (the "CLOSING") shall take place at the offices of Palmer & Dodge at 10:00 am., local time, on March 1, 1995 or at such other time and date as the Company and the Purchaser may agree upon in writing (the "CLOSING DATE"). At the Closing, the Company will deliver to the Purchaser a certificate evidencing the number of Shares being purchased by the Purchaser pursuant to Section 1.1, against payment by the Purchaser of the entire purchase price for the Shares in lawful money of the United States of America by bank or certified check, wire-transfer or such other form of payment as shall be mutually agreed upon by the Purchaser and the Company.

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      2.    REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants to the Purchaser that, as of the date of this Agreement, except as otherwise described on SCHEDULE A hereto, the following are true and correct:

      2.1. ORGANIZATION AND STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in the Commonwealth of Massachusetts and is in good standing in each jurisdiction in which failure to so qualify would have a materially adverse effect on the business, assets or prospects of the Company. The copy of the Company's Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION"), which has been delivered to the Purchaser, is true, complete and correct as of the date of this Agreement. The Company has the corporate power and authority to own and lease its property, to enter into, deliver, and perform its obligations and undertakings under, this Agreement and all other agreements referred to herein or contemplated hereby, to issue the Shares, and to conduct its business as now conducted.

      2.2. SUBSIDIARIES. The Company has no subsidiaries and does not control, directly or indirectly, any other corporation, association or business organization.

      2.3. CAPITALIZATION. The Company's entire authorized capital stock will consist, immediately after the filing of the Amended Certificate with the Secretary of State of the State of Delaware, of 15,000,000 shares of Common Stock (of which 4,020,230 shares have been issued), and 2,744,927 shares of Preferred Stock, $1.00 par value per share (the "PREFERRED STOCK"), of which:
6,000 shares have been designated as Class A Preferred Stock (the "CLASS A PREFERRED STOCK"), all of which have been issued; 60,000 shares have been designated as Class B Preferred Stock (the "CLASS B PREFERRED STOCK"), of which 49,339 shares have been issued; 1,875,000 shares have been designated as Class C Preferred Stock (the "CLASS C PREFERRED STOCK"), of which 1,015,974 shares have been issued; 280,367 shares have been designated as Class D Preferred Stock (the "CLASS D PREFERRED STOCK"), of which 280,367 shares have been issued; and 523,560 shares of Class E Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. 179,845 shares of Common Stock are held of record in the Company's treasury. The number of shares and class of capital stock of the Company which have been issued are listed on SCHEDULE A opposite the names of the record holders thereof, excluding those record holders who are employees of the Company, which employees hold, in the aggregate, 1,421,660 shares of the outstanding capital stock of the Company. The Company has reserved 1,250,000 shares of Common Stock for issuance to employees and consultants under the 1993 Long-Term Incentive Plan (the "INCENTIVE PLAN") and 180,000 shares of Common Stock for issuance to non-employee directors under the 1993 Non-Employee Directors' Stock Option Plan (the "DIRECTORS' PLAN"). The Company has granted options under the Incentive Plan for the purchase of 126,145 shares of Common Stock. No options have been granted under the Directors' Plan. The Company has granted warrants for the purchase of 635,517 shares of Common Stock. In addition, the

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Company has reserved a sufficient number of shares of Common Stock for the conversion of the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock. The Common Stock and the Preferred Stock are not entitled to cumulative voting rights, preemptive rights, antidilutive rights or so-called registration rights under the Securities Act of 1933, as amended (the "SECURITIES ACT"), except as provided in this Agreement or Article IV of the Certificate of Incorporation. The Common Stock and the Preferred Stock have the preferences, voting powers, qualifications, and special or relative rights or privileges set forth in the Certificate of Incorporation and the Amended Certificate. All outstanding shares of Common Stock and Preferred Stock have been, and the Class E Preferred Stock when issued in accordance with this Agreement, the Certificate of Incorporation and the Amended Certificate will be, validly issued and fully paid and nonassessable, and issued in accordance with applicable state and federal securities laws. The Company does not have outstanding any option, warrant or other commitment to issue or to acquire any shares of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock, other than the 126,145 options granted pursuant to the Incentive Plan referred to above, options it is committed to grant annually under the Directors' Plan to eligible Directors, or warrants described above and listed on SCHEDULE A hereto, and the Company has not given any person any right to acquire from the Company or sell to the Company any shares of its capital stock. There is, and immediately upon consummation at the Closing of the transactions contemplated hereby there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities) except as contemplated by this Agreement, by the Certificate of Incorporation and By-laws of the Company or as indicated on SCHEDULE A hereto, and the Company will not voluntarily place any restrictions on the transfer of the Shares except to the extent set forth herein or contemplated hereby.

      2.4. FINANCIAL INFORMATION. The Company has delivered to the Purchaser a copy of (a) its draft audited balance sheet (the "BALANCE SHEET") as of December 31, 1994 (the "FINANCIAL STATEMENT DATE") and the related draft statements of operations, stockholders' equity (deficit) and cash flows for the year then ended (with the Balance Sheet, the "DRAFT AUDITED FINANCIALS"), and (b) its most recent audited balance sheet and related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended (the "Audited Financials") the "Audited Financials," and together with the Draft Audited Financials, the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of the Company at the date thereof and the results of the operations of the Company for the period then ended.

      2.5. ABSENCE OF UNDISCLOSED LIABILITIES. As of the Financial Statement Date, the Company had (and on the date hereof the Company has) no material liabilities (matured or unmatured, fixed or contingent) arising out of any transaction or state of facts existing prior to

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the date hereof which are not fully reflected or provided for on the Balance
Sheet, except for obligations arising after the Financial Statement Date in the ordinary course of business.

      2.6. ABSENCE OF CERTAIN CHANGES. Since the Financial Statement Date, other than as indicated on SCHEDULE A hereto, there has not been:

            (a) any material adverse change in the condition (financial or otherwise), assets, liabilities or business of the Company from that shown by the Balance Sheet;

            (b) any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business of the Company;

            (c) any dividend, declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

            (d) any labor trouble, or any other event, development, or condition, of any character, or threat of the same, materially adversely affecting the business of the Company;

            (e) any waiver of any material right of the Company, or the cancellation of any material debt or claim held by the Company;

            (f) any issuance of any stock, bonds or other securities of the Company;

            (g) any sale, assignment or transfer of any material tangible or intangible assets of the Company except with respect to tangible assets in the ordinary course of business; or

            (h) any loan by the Company to any officer, director, employee or stockholder of the Company, or any agreement or commitment therefor.

      2.7. TAXES. For all periods ended on or prior to the Financial Statement Date, the Company has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service, the State of Delaware, the Commonwealth of Massachusetts, any other states, and all foreign countries and has paid or made adequate provision in the Balance Sheet for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due (or, to the knowledge of the Company, claimed by such authority or jurisdiction to be due) on or in respect of such tax returns and reports. The Company does not know of any (a) other federal, Delaware, Massachusetts, state or foreign taxes which are due and payable by the Company which have not been so paid; (b) other federal, Delaware, Massachusetts, state or foreign tax returns or reports which are required to

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


be filed which have not been so filed; or (c) unpaid assessment for additional taxes for any fiscal period or any basis thereof. The Company's federal or state income tax returns have never been audited.

      2.8. TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. Except as indicated on SCHEDULE A hereto, the Company has good and marketable title to all of its properties and assets, real and personal, including those reflected in the Balance Sheet (except as sold or otherwise disposed of in the ordinary course of business since the Financial Statement Date), subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge except (a) as shown on the Balance Sheet or in the notes thereto, (b) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, and (c) vendors' interests in installment purchase obligations of the Company which in the aggregate do not exceed $25,000.

      2.9. INTELLECTUAL PROPERTY RIGHTS. Attached hereto as SCHEDULE B is a true and complete list of all patents, trademarks, service marks, trade names, copyrights and rights or licenses to use the same, and any and all applications therefor, presently owned or held by the Company. Such patents, trademarks, service marks, trade names, copyrights and rights or licenses to use the same, and any and all applications therefor, as well as all trade secrets and similar proprietary information owned or held by the Company (the "Intellectual Property") are all such items required to enable the Company to conduct its business as now conducted. The Company has not received any formal or informal notice of infringement or other complaint that the Intellectual Property violates or infringes rights under patents, trademarks, service marks, trade names, trade secrets, copyrights or licenses or any other proprietary rights of others, nor does the Company have any reason to believe that there has been any such violation or infringement. Except as set forth in SCHEDULE B, no royalties, honoraria, or fees are or will be payable by the Company to other persons by reason of the ownership or use by the Company of the Intellectual Property.

      2.10. GOVERNMENT APPROVALS AND LICENSES. The Company has all governmental approvals, authorizations, consents, licenses and permits necessary or required to conduct its business as presently conducted and will use its best efforts to obtain all governmental approvals, authorizations, consents, licenses and permits necessary or required to conduct its business as proposed to be conducted.

      2.11. CONTRACTS. Other than as set forth in SCHEDULE A or B or described elsewhere in this Section 2, the Company has no presently existing contract, obligation or commitment (a) involving the future payment by or to the Company of more than $25,000 (other than employment or consulting agreements terminable at the option of the Company without penalty on no more than thirty (30) days prior written notice with employees of, or consultants to, the Company who are not officers or directors thereof), or (b) which is material to the Company or its currently contemplated business, including without limitation the following:


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            (i)    any employment, bonus, commission or consulting agreements or arrangements; pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company; or agreements with shareholders;

            (ii) any loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging, or granting or creating a lien or security interest or other encumbrance on any of the Company's property; or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person;

            (iii) any agreements with dealers, sales representatives, brokers and other distributors, jobbers, advertisers, sales agencies;

            (iv) any agreements with any labor union or collective bargaining organization;

            (v) any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including, without limitation, agreements with processors and subcontractors and agreements requiring development of products;

            (vi) any lease of machinery, equipment, other personal property, including motor vehicles, and real estate;

            (vii) any indenture, agreement, or other document relating to the sale or repurchase of securities of the Company;

            (viii) any joint venture contract or arrangement or other agreements involving a sharing of profits or expenses; or

            (ix) any agreements limiting the freedom of the Company or any of its employees to compete in any line of business or in any geographic area or with any person;

            (x) any agreements providing for disposition of the business and substantially all of the assets, or securities, of the Company; agreements of merger or consolidation to which the Company is a party; or letters of intent with respect to the foregoing; or

            (xi) any agreements involving, or letters of intent with respect to, the acquisition of assets or securities of any other business or entity.


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      True and complete copies of all contracts and other items listed on
SCHEDULE A have been made available to the Purchaser. The Company has complied with all the material provisions of said contracts and commitments set forth in SCHEDULE A hereto and of all other material contracts and commitments to which it is a party, and is not in material default under any thereof, except to the extent to which any such noncompliance and defaults would not materially and adversely affect the business or financial condition of the Company. There exists no condition, event or act which constitutes, or which after notice, lapse of time or both would constitute, a material default by the Company or, to the Company's knowledge, by any third party, under any of said contracts or commitments.

      2.12. DIRECTORS AND OFFICERS. SCHEDULE A hereto contains a true, correct and complete list showing the name of each director and officer of the Company.

      2.13. LITIGATION. There is no litigation or proceeding pending or, to the Company's knowledge, threatened, against the Company or the Company's properties, nor does the Company know or have reasonable grounds to know of any basis for any such action, including, without limitation, any governmental investigation relating to employee safety or discrimination matters. To the Company's knowledge, there is no litigation or proceeding pending or threatened against or relating to any present or former employee of the Company by reason of the past employment or consulting relationships of any of such employees with the Company. There are no outstanding judgments against the Company.

      2.14. AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares, upon conversion of the Shares, the Common Stock into which the Shares are convertible, have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares, upon conversion of the Shares, the Common Stock into which the Shares are convertible, will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company or result in a material breach of any of the terms of, or constitute a material default under, any agreement, instrument or other restriction to which the Company is a party or by which it or any of its properties or assets is bound.

      2.15. BROKERS. Except as described on SCHEDULE A, the Company has no contract, arrangement or understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

      2.16. GOVERNMENTAL CONSENTS. Based in part on the representations made by the Purchaser in Sections 3 and 4 of this Agreement, no consent, approval or authorization of any governmental authority is required under existing law or regulation in connection with the

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


execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Shares pursuant to this Agreement or the consummation of any other transactions contemplated hereby.

      2.17. SECURITIES LAWS. Neither the Company nor any other person, firm or corporation acting on its behalf has sold any of the Shares or other securities of the Company to, or offered any thereof for sale to, or solicited any offers to purchase any thereof from, or otherwise approached or negotiated (nor will the Company or any other person, firm or corporation acting on its behalf sell, offer, solicit or otherwise approach or negotiate) in respect thereof with, such character or number of persons in the aggregate, or in such manner, as would result in bringing the Shares, or any part thereof, within the provisions of
Section 5 of the Securities Act. Assuming that the Purchaser's representations and warranties contained in Sections 3 and 4 of this Agreement are true and correct at the Closing and on the date of the issuance of the shares of Common Stock into which the Shares are convertible, the offering and sale of the Shares, and the issuance of the shares of Common Stock upon conversion of the Shares, are each exempt, or will each be exempt, as the case may be, from registration and prospectus delivery requirements of the Securities Act as in effect on the date hereof and are also exempt or will be exempt from registration or qualification under applicable state securities laws as in effect on the date hereof.

      2.18. LEGAL COMPLIANCE. The Company is not in violation of any provisions of its Certificate of Incorporation or By-laws, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which violation materially and adversely affects the business or financial condition of the Company.

      2.19. INSURANCE. The Company maintains insurance of the types and in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, without limitation, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

      2.20. NONDISCLOSURE AGREEMENT. The Company has entered into nondisclosure and invention ownership agreements in favor of the Company in such forms as have been approved from time to time by the Board of Directors of the Company, with each person employed by it or serving as a consultant to it with employment or consulting responsibility requiring access to proprietary technical information of the Company.

      2.21. DISCLOSURES. Neither this Agreement nor any Schedule or Exhibit hereto, nor any report, certificate, or instrument furnished to the Purchaser or its agents in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows of no

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


information or fact which has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company which has not been disclosed in SCHEDULE A.

      3. REPRESENTATIONS AND WARRANTIES BY THE PURCHASER. The Purchaser represents and warrants to the Company that the following are true and correct in all material respects:

      3.1. AUTHORITY. The Purchaser has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. All necessary corporate and other action has been taken by it or on its behalf to execute, deliver and perform its obligations under this Agreement and to purchase the Shares. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

      3.2. ACCREDITED INVESTOR STATUS. The Purchaser is acquiring the Shares for the purpose of investment and not with a view to the resale or distribution thereof, and it has no present intention of selling, negotiating or otherwise disposing of the Shares or any portion thereof; PROVIDED that the disposition of its property shall at all times be and remain within its control. It further represents that, except as otherwise disclosed in writing to the Company, it is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Shares. The Purchaser further represents that it is acquiring the Shares for its own account and with its general assets and not with the assets of any separate account in which any employee benefit plan has any interest. As used in this Section 3.2, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in the Employee Retirement Income Security Act of 1974.

      3.3. FORMATION. The Purchaser was not organized for the purpose of making an investment in the Company.

      3.4. RECEIPT OF INFORMATION. The Purchaser has been furnished such information and documents as the Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the Company, terms and conditions of this Agreement and the purchase of the Shares.

      4.    SECURITIES LAWS.

      4.1. REGISTRATION OF SECURITIES. The Purchaser represents and warrants to the Company that it understands that the Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and that the Shares must be held indefinitely unless they are subsequently registered thereunder or an exemption from registration thereunder is available. The Purchaser further represents and warrants to the

Company that it will not transfer any of the Shares in violation of the provisions of this Agreement or any applicable federal or state securities laws or regulations.

      4.2. FINANCIAL MATTERS. The Purchaser represents and warrants to the Company that (a) it understands that the purchase of the Shares involves substantial risk and that its financial condition and investments are such that it is in a financial position to hold the Shares purchased by it for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, its investment in such Shares; and (b) by virtue of its expertise, the advice available to it and its previous investment experience, the Purchaser has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement.

      4.3. TRANSFER LEGENDS AND RESTRICTIONS. The Transfer (as defined below) of the Shares will be restricted in accordance with the terms hereof. "TRANSFER" shall mean any pledge, sale, assignment, gift or other transfer of any Shares or any interest therein, whether or not such transfer would constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

      Each certificate evidencing the Shares or the Common Stock issuable upon conversion of the Shares (collectively, the "SECURITIES"), including any certificate issued to any transferee thereof, shall be imprinted with a legend in substantially the following form (unless otherwise permitted under this Section 4 or unless such securities shall have been effectively registered and sold under the Securities Act and applicable state securities laws):

      "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES SHALL BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES UNDER THE SECURITIES ACT OF 1933 HAS BECOME EFFECTIVE OR THE ISSUER HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED, UNLESS SUCH OPINION OF COUNSEL IS NOT REQUIRED BY THE TERMS OF THE CLASS E PREFERRED STOCK PURCHASE AGREEMENT AMONG THE ISSUER AND CERTAIN OF ITS SHAREHOLDERS DATED AS OF MARCH 1, 1995 (THE "AGREEMENT"). TRANSFER OF THESE SHARES IS FURTHER RESTRICTED AS PROVIDED IN THE AGREEMENT, A COPY OF WHICH IS AVAILABLE AT THE ISSUER'S OFFICES."

      The Holder (as defined below) of any Securities by acceptance thereof agrees, so long as any legend described in this Section 4.3 shall remain on such Securities, prior to any Transfer of any of the Securities (except for a Transfer effected pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144 thereunder), to give written notice to the Company of such Holder's intention to effect such Transfer and agrees to comply in all respects with the provisions of this Section 4.3. Such notice, if required, shall describe the proposed method of Transfer of the Securities in question. Upon (but only upon) receipt by the Company of such notice, and a written opinion of counsel to such Holder (which counsel and opinion shall be reasonably satisfactory to counsel for the Company) that the proposed Transfer may be effected without registration under the Securities Act or in compliance with Rule 144 thereunder and under applicable state securities laws, the proposed Transfer may be effected, and the Holder of such Securities shall thereupon be entitled to Transfer the same in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate evidencing the Securities issued upon any such Transfer shall bear the same legend as set forth in this Section 4.3. Upon the written request of a Holder of the Securities, the Company shall remove the foregoing legend from the certificates evidencing such Securities and issue to such Holder new certificates free of any transfer legend if, with such request, and at the request of the Company, the Company shall have received an opinion of counsel satisfactory to the Company, to the effect that any Transfers by such Holder of such Securities may be made to the public without compliance with either Section 5 of the Securities Act or Rule 144 thereunder and applicable state securities laws. "HOLDER" shall mean the Purchaser (in its capacity as holder of any Securities and for so long as it holds such Securities), and such of its respective successors and assigns who acquire Securities from Holders in accordance with the terms of this Agreement and who agree in writing with the Company to acquire and hold the Securities subject to all the restrictions hereof, but in no event shall "Holder" include any transferee of any Securities pursuant to sales made under a registration statement filed under the Securities Act.

      4.4. RULE 144. The Purchaser recognizes that the provisions of Rule 144 under the Securities Act are not presently applicable to securities of the Company. The Company covenants that (a) at all times after the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company will comply with the current public information requirements of Rule 144(c) (1) under the Securities Act; and (b) at all such times as Rule 144 is available for use by the Purchaser, the Company will furnish the Purchaser upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

      5.    CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT CLOSING.

      The obligation of the Purchaser to purchase and pay for the Shares is subject to the following:

      5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company made herein shall be true, correct and complete in all material respects on and as of the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

      5.2. PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

      5.3. COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a certificate (to be signed by its chief executive officer) dated the Closing Date certifying as to the fulfillment of the conditions specified in Sections 5.1 and 5.2 in all material respects.

      5.4. REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement dated as of November 3, 1993, as amended, by and among the Company, the purchasers listed on SCHEDULE A thereto and the Purchaser (the "Registration Rights Agreement") shall have been amended further to include the Shares in the definition of Registrable Shares in the Registration Rights Agreement.

      5.5. PREEMPTIVE RIGHTS. The Class C Preferred Stock and Warrant Purchase Agreement dated as of November 3, 1993, as amended, by and among the Company, the purchasers listed on Schedule A thereto and the Purchaser (the "CLASS C PURCHASE AGREEMENT") shall have been amended further to provide that (i) a "Terminating Class Event," as defined in Section 8.1(b) of the Class C Purchase Agreement, shall mean, for the holders of Class E Preferred Stock, that fewer than 50,000 shares of the Class E Preferred Stock remain outstanding, and (ii) Class E Preferred Stock shall be included in the classes of Preferred Stock of the Company from which an amendment or waiver is required pursuant to Section
8.10 of the Class C Purchase Agreement.

      5.6. AMENDED AND RESTATED VOTING RIGHTS AGREEMENT. The Amended and Restated Voting Rights Agreement dated November 3, 1993, as amended, among the Company, the holders of the Class B Preferred Stock and Class C Purchasers and the Purchaser (the "Voting Agreement") shall be amended further to include the Class E Preferred Stock in the definitions of "Additional Preferred Stock" and "Voting Securities".

      5.7. AMENDED AND RESTATED LICENSE AGREEMENT. The Company and the Purchaser shall have entered into a Amended and Restated License Agreement in the form set forth as Exhibit B.

      5.8. LICENSE AGREEMENT. The Company and the Purchaser shall have entered into a License Agreement in the form set forth as EXHIBIT C.

      5.9. OPINION OF COMPANY'S COUNSEL. The Purchaser shall have received an opinion of Palmer & Dodge, counsel to the Company, substantially in the form of EXHIBIT D hereto, which opinion shall be satisfactory in form and substance to the Purchaser.

      5.10. TERMINATION OF SUPPLY AGREEMENT. The Supply Agreement dated May 18, 1994 between the Company and the Purchaser shall have been terminated.

      5.11. AMENDED CERTIFICATE. The Amended Certificate shall have been duly filed with the Secretary of State of the State of Delaware and shall have become effective.

      5.12. BLUE SKY MATTERS. All consents, approvals, filings, qualifications and/or registrations required to be obtained or effected under any applicable state securities laws in connection with the issuance, sale and delivery of the Shares shall have been obtained or effected (except for the filing of any notice subsequent to the Closing which may be required under applicable state securities laws which, if required, shall be filed on a timely basis as may be so required).

      5.13. CORPORATE PROCEEDINGS AND CONSENTS. All corporate and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, each of whom shall have received all such originals or certified or other copies of such documents as each may reasonably request.

      6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligation of the Company to sell the Shares is subject to the following:

      6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser made herein shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

      6.2. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing shall be satisfactory in form and substance to the Company and the Company's counsel, and they each shall have received all such counterpart original or certified or other copies of such documents as they may reasonably request.

      6.3. PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with.

      6.4. AUTHORIZATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States of America or of any state required in connection with the lawful issuance and sale of the Shares or any portion thereof to the Purchaser as contemplated under this Agreement shall have been duly obtained and in effect.

      7. AFFIRMATIVE COVENANTS. The Company covenants with the Purchaser as follows, such covenants, other than as set forth in Section 7.11, to expire at such times as the Company shall have consummated a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or a successor form under the Securities Act, covering the offer and sale by the Company of Common Stock to the public which results in aggregate gross proceeds to the Company of not less than $10,000,000 (the "INITIAL PUBLIC OFFERING").

      7.1. STANDSTILL AGREEMENT. The Purchaser agrees that, unless it has obtained the prior written consent of the Company or the restrictions contained in this Section 7.1 have otherwise been released or suspended as provided below, it will not

            (a) acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, any voting securities of the Company, or rights or options to acquire voting securities of the Company, if after such acquisition (and giving effect to the exercise of any such rights or options) the Purchaser would own of record or beneficially in the aggregate more than 19.9% of the voting securities of the Company (assuming the exercise of all outstanding rights or options to acquire voting securities) (the "Limit"); provided that notwithstanding the provisions of this clause (a), if the number of shares of outstanding voting securities is reduced or if the aggregate ownership of the Purchaser is increased as a result of a recapitalization of the Company or as a result of any other action taken by the Company, the Purchaser will not be required to dispose of any of its holdings of voting securities which the Purchaser would then be permitted to own. In the event that the Purchaser owns in the aggregate more than the Limit due to a repurchase by the Company of any of its Common Stock, the Company shall, at its option, have the right to repurchase that number of shares of its voting securities from the Purchaser necessary to reduce the Purchaser's ownership of the Company's voting securities below the Limit, at the greater of the purchase price paid by the Purchaser for the Shares or the current market price of the Shares. Except as otherwise provided above, and except for any voting securities acquired by the Purchaser during any period that the restrictions contained in this Section 7.1 are suspended as provided below, if the Purchaser shall at any time own in the aggregate in excess of the maximum percentage of the voting securities at the time permitted by this clause (a), the Purchaser shall sell as promptly as practicable under the circumstances sufficient voting securities so that after such sale the Purchaser shall not own in the aggregate more than the applicable maximum permitted percentage of voting securities (provided, however, that the foregoing paragraph shall not be deemed to limit the Company's remedies in the event that the excess voting securities were acquired in violation of this Section);

            (b) "solicit" proxies with respect to voting securities under any circumstances or become a "participant" in any "election contest" relating to the election of directors of the Company, as such terms are defined in Regulation 14A under the Securities and Exchange Act of 1934, as amended; deposit any voting securities in a voting trust or subject them to a voting agreement or other agreement of similar effect;

            (c) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal; or

            (d) take any action individually or jointly with any partnership, limited partnership, syndicate, or other group or assist any other person, corporation, entity or group in taking any action it could not take individually under the terms of this Agreement.

      Notwithstanding the foregoing, the restrictions contained in this
 Section 7.1

            (i) shall be released at such time as the Board of Directors of the Company determines to accept bids from any responsible bidder to obtain the best price for the sale of the Company; or

            (ii) shall be suspended at such time as any third party makes an unsolicited offer to acquire more than fifty percent (50%) of the outstanding securities of the Company, but only so long as such offer is outstanding; and

            (iii) shall be released in any event, on May 18, 2004.

      7.2. QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days after the end of each of the first three quarters in each fiscal year, the Company will deliver to the Purchaser, for so long as the Purchaser holds at least fifteen percent (15%) of the number of Shares purchased by it hereunder (in which case, the Purchaser shall be deemed to be "Qualified") copies of the Company's unaudited balance sheet as of the end of, and unaudited statements of income and statements of cash flows for, such quarter, which shall be prepared in accordance with generally accepted accounting principles consistently applied. All such financial statements shall be certified as accurate and complete in all material respects (subject to normal year-end adjustments) by the chief financial officer of the Company and shall be presented in form comparative to the similar period of the preceding year. Further, if for any period the Company shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period all such financial statements shall be the consolidated financial statements of the Company and all such consolidated subsidiaries. In no event will the Purchaser make any use or disclosure of the financial statements referred to in this
Section 7.2 or Section 7.3 or other information acquired pursuant to Section 7.4, except in connection with evaluating its investment in the Company.

      7.3. ANNUAL FINANCIAL STATEMENTS. Within ninety (90) days after the end of each fiscal year, the Company will deliver to Purchaser, for so long as the Purchaser Qualifies, audited financial statements analogous to those required by
Section 7.2 as at the end of and for such year, accompanied by a certification by independent public accountants selected by the Company's Board of Directors, that (except as otherwise stated therein) such statements have been prepared in accordance with generally accepted accounting principles consistently applied.

      7.4. OTHER INFORMATION. Upon the reasonable request of the Purchaser, if the Purchaser then Qualifies, the Company will deliver to the Purchaser other information and data, not proprietary in nature (in the good faith judgment of the Company), pertaining to its business, financial and corporate affairs to the extent that such delivery will not violate any then applicable law or any agreements of the Company with third parties. The Company will permit the Purchaser, if the Purchaser then Qualifies, at the expense of the Purchaser, to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers or directors, all at such reasonable times and as often as the Purchaser may reasonably request, in each case, in a manner consistent with the reasonable security and confidentiality needs of the Company; PROVIDED, that the Company shall be under no such obligation with respect to information deemed in good faith by the Company to be proprietary or subject to third party restrictions on disclosure.

      7.5. USE OF PROCEEDS. The Company will use amounts paid for the Shares hereunder to fund research and development activities and for working capital and other corporate purposes.

      7.6. INSURANCE. The Company will keep all its insurable properties properly insured against loss or damage by fire and other risks; maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or arising from equipment owned by the Company and leased to and located upon or in or about any premises occupied by any other person; maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business; and maintain such other insurance as is usually maintained by persons engaged in the same or similar business as is the Company. All such insurance shall be maintained against such risks and in at least such amounts as such insurance is usually carried by persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws. In addition, the Company shall maintain "Key Man Insurance" on the life of Richard
F. Selden in an aggregate face amount of not less than $1,000,000 for so long as Dr. Selden is employed by the Company.

      7.7. PAYMENT OF TAXES. The Company will pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal and mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies), which, if unpaid, might by law become a lien or charge upon its property; PROVIDED, however, that the Company shall not be required to pay any tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves deemed by it adequate with respect thereto.

      7.8. CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and material rights and franchisees, PROVIDED, however, that nothing in this section shall (a) prevent the abandonment or termination of the Company's authorization to do business in any foreign state or jurisdiction if, in the opinion of the Company's Board of Directors, such abandonment or termination is in the interest of the Company or (b) require compliance with any law so long as the validity or applicability thereof shall be disputed or contested in good faith.

      7.9. MAINTENANCE OF PROPERTIES. The Company will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs, renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      7.10. RESERVATION OF COMMON STOCK. The Company agrees to continue to reserve a number of shares of the Company's Common Stock equal to the number of shares of Common Stock issuable upon conversion of the Shares, and the Company further agrees that in the event that the conversion price applicable to the Shares set forth in the Certificate of Incorporation is reduced below the initial price set forth therein, including without limitation pursuant to
Section 4.5 of the Certificate of Incorporation, it shall immediately cause to be set aside additional shares of the Company's Common Stock so as to comply with the provisions of this Section 7.10.

      7.11. SEC REPORTS. Promptly after each such filing, the Company will furnish the Purchaser with copies of all proxy statements and annual reports and all reports on Forms 8-K, 10-Q or 10-K (or any similar form hereafter in use) which the Company shall file with the Securities and Exchange Commission or any stock exchange on which securities of the Company may be listed.

      8.    MISCELLANEOUS.

      8.1. ENTIRE AGREEMENT; SUCCESSORS. This Agreement, together with the Schedules and Exhibits hereto sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and commitments of the parties relating thereto. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto subject to any restrictions on assignment stated herein. Delivery of documents by the Company or its counsel to the Purchaser shall be deemed to constitute for all purposes the furnishing of such documents by the Company to the Purchaser under this Agreement or in connection with the offering hereunder.

      8.2. NOTICES. Except as otherwise specifically provided herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be personally delivered by facsimile (and promptly confirmed by telephone, personal delivery or courier) or given by prepaid nationally-recognized overnight courier service or by prepaid certified or registered mail, return receipt requested, or by telecopier, addressed as follows:

            (a)   if to the Purchaser:

                  Marion Merrell Dow Inc.
                  9300 Ward Parkway, P.O. Box 8480
                  Kansas City, Missouri 64114-0480
                  Attention: General Counsel
                  Telephone: (816) 966-4000
                  Telecopy: (816) 966-3805

      with copies to:

                  Marion Merrell Dow Inc.
                  2110 E. Galbraith Road
                  Cincinnati, OH  45215
                  Attention: Patent Counsel
                  Telephone: (513) 948-7960
                  Telecopy: (513) 948-7961

                              and

                  Shook, Hardy & Bacon, P.C.
                  One Kansas City Place
                  1200 Main Street, Suite 3100
                  Kansas, City, Missouri 64105
                  Attention: Randall B. Sunberg, Esq.
                  Telephone: (816) 474-6550
                  Telecopy: (816) 421-5547


            (b)   if to the Company:

                  Transkaryotic Therapies, Inc.
                  195 Albany Street
                  Cambridge, MA 02139
                  Attention: Chief Executive Officer
                  Telephone: (617) 349-0200
                  Telecopy: (617) 491-7903


                  with a copy to:

                  Palmer & Dodge
                  One Beacon Street
                  Boston, MA  02108
                  Attention: Peter Wirth, Esq.
                  Telephone: (617) 573-0100
                  Telecopy: (617) 227-4420


or to such other address as shall have been designated in writing by any party pursuant hereto. All notices, requests, demands and other communications hereunder shall be effective on the earlier of (i) actual receipt, with telephonic confirmation in the case of facsimile and (ii) three (3) business days after deposit in the U.S. mails or delivery to a nationally-recognized overnight courier service in accordance with this Section.

      8.3. EXPENSES. Except as provided in the Registration Rights Agreement, each party will bear its own expenses in connection with this Agreement.

      8.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by the Company or the Purchaser in connection herewith shall survive the execution and delivery of this Agreement and the issuance of the Shares for a period (the "Survival Period") expiring on the first to occur of (a) the Initial Public Offering, or (b) the date which is five years after the Closing Date. No claim may be made for breach of any representation or warranty contained herein unless notice of such claim is given to the breaching party within the Survival Period.

      8.5. AMENDMENTS; WAIVERS. Changes in or additions to this Agreement may be made by written document executed by the Company and the Purchaser. The Purchaser may, by written instrument, waive compliance by the Company with any of the provisions of this Agreement. Notwithstanding the foregoing, no course of dealing or delay on the part of the Purchaser in exercising any right shall operate as a waiver thereof or otherwise prejudice the rights of the Purchaser.

      8.6. GOVERNING LAW. This Agreement shall be construed and enforced under the laws of the State of Delaware, without giving effect to the choice of law provisions thereof.

      8.7. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which together shall constitute one and the same document. The headings herein are for convenience of reference only and shall not affect the construction of this Agreement. The invalidity or unenforceability of any provision hereof shall not affect the validity or unenforceability of any other provision.

      This Class E Preferred Stock Purchase Agreement has been SIGNED, SEALED AND DELIVERED, as of the date first written above by the parties hereto.


                        COMPANY:
                        --------

                        TRANSKARYOTIC THERAPIES, INC.


                        By: /s/ Richard F. Selden
                            ----------------------------------------
                        Title: President and CEO



                        PURCHASER:
                        ----------

                        MARION MERRELL DOW INC.


                        By: /s/ Terry J. Shelton
                            -----------------------------------------
                        Title: Vice President, Licensing and Business
                               --------------------------------------
                               Devlopment
                               --------------------------------------